Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-217750) and related Proxy Statement/Prospectus, and to the incorporation by reference therein of our report dated February 14, 2017, with respect to the consolidated financial statements of Century Communities, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Denver, Colorado

June 7, 2017